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                                                                     Exhibit 3.9

                                 RESTATED BYLAWS
                                       OF
                            LUNDY INTERNATIONAL, INC.

                          A North Carolina corporation


                                    ARTICLE 1
                                  STOCKHOLDERS

      1.1 Place of Meetings. Every meeting of Stockholders shall be held at the Office of the Corporation or at such other place within or without the State of North Carolina as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

      1.2 Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such Business Day as may be determined by the Board and designated in the notice of meeting.

      1.3 Substitute Annual Meeting. If the annual meeting of Stockholders for the election of Directors and the transaction of other business is not held within one hundred twenty (120) days following the Corporation's immediately preceding fiscal year end, the Board shall call a meeting of Stockholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

      1.4 Special Meetings. A special meeting of Stockholders (other than a special meeting for the election of Directors), unless otherwise prescribed by statute, may be called at any time by the Board, the Chairman, the Chief Executive Officer, the President or the Secretary, or by the holders of a majority of all outstanding Shares entitled to vote at such meeting, voting as a single class. At any special meeting of Stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 1.6 hereof or in any waiver of notice thereof given pursuant to Section 1.7 hereof.

      1.5 Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Articles of Incorporation, to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be more than seventy (70) days before the date of such meeting or such action requiring a determination of Stockholders. If no such record date is fixed:

            1.5.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on
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which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

            1.5.2 the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Articles of Incorporation), when no prior action by the Board is required under the Business Corporation Act, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of North Carolina, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded; and when prior action by the Board is required under the Business Corporation Act, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

            1.5.3 the record date for determining Stockholders for any purpose other than those specified in Sections 1.5.1 and 1.5.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 1.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. Delivery made to the Corporation's registered office in accordance with Section 1.5.2 shall be by hand or by certified or registered mail, return receipt requested.


      1.6 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 1.5 and 1.7 hereof, whenever under the provisions of any statute, the Articles of Incorporation or these Bylaws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement expressly is required by the provisions of the Business Corporation Act. Unless otherwise provided by any statute, the Articles of Incorporation or these Bylaws, a copy of the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. Said notice may be communicated in person; by telegraph, teletype, or other form of wire or wireless communication, or by facsimile transmission; or by mail or private carrier. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, addressed to the Stockholder at his or her address as it appears on the current records of the Corporation. An affidavit of the Secretary or an Assistant Secretary that the notice required by this Section 1.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If any meeting of Stockholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date for the adjourned


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meeting is or must be fixed pursuant to North Carolina law, notice of the adjourned meeting must be given as provided in this Section to persons who are Stockholders as of the new record date.

      1.7 Waivers of Notice. Any Stockholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the Stockholder, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Stockholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the Stockholder or the Stockholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business thereat, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Stockholder or the Stockholder's proxy objects to considering the matter before it is voted upon. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice unless so required by statute, the Articles of Incorporation or these Bylaws.

      1.8 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) Business Days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent, or attorney, at the Stockholder's expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) Business Days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The Corporation shall maintain the Stockholder list in written form or in another form capable of conversion into written form within a reasonable time. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

      1.9 Quorum of Stockholders; Adjournment. Shares entitled to vote may take action on a matter at a meeting of Stockholders only if a quorum of those Shares is present at the meeting. Except as otherwise provided by any statute, the Articles of Incorporation or these Bylaws, the holders of a majority of all outstanding Shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. Once a Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      In the absence of a quorum at the opening of any meeting of Stockholders, such meeting may be adjourned from time to time by a vote of the majority of the votes cast on the motion to adjourn;


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and at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

      Absent special circumstances, Shares of the Corporation are not entitled to vote and are not counted for quorum purposes if they are owned by the Corporation or, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own Shares held by it in a fiduciary capacity.

      1.10 Voting; Proxies. Unless otherwise provided in the Articles of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each Share standing in his or her name on the record of Stockholders determined in accordance with Section 1.5 hereof. If the Articles of Incorporation provide for more or less than one vote for any Share on any matter, each reference in the Bylaws or the Business Corporation Act to a majority or other proportion of Shares shall refer to such majority or other proportion of the votes of such Shares. The provisions of Sections 55-7-21 - 55-7-23, inclusive, of the Business Corporation Act shall apply in determining whether any Shares may be voted and the persons, if any, entitled to vote such Shares; but the Corporation shall be protected in assuming that the persons in whose names Shares stand on the stock ledger of the Corporation are entitled to vote such Shares. Holders of redeemable Shares are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the Shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the Shares of stock. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law, the Articles of Incorporation or these Bylaws, shall be decided by a majority of all the votes cast at such meeting by the holders of Shares, voting together as a single class, present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. Elections of Directors need not be by written ballot unless otherwise provided in the Articles of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or the Stockholder's proxy and shall state the number of Shares voted. On all other questions, the voting may be viva voce. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 55-7-22 of the Business Corporation Act. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

      1.11 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting, the person presiding at the meeting may appoint, and on the


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request of any Stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of Shares outstanding and the voting power of each, (b) determine the Shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of Shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction in the State of North Carolina upon application by a Stockholder shall determine otherwise.

      1.12 Organization. At each meeting of Stockholders, the Chairman, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as Secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of Shares present in person or represented by proxy and entitled to vote at the meeting.

      1.13 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of Shares present in person or represented by proxy and entitled to vote at the meeting.

      1.14 Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

      If the Corporation is required by law to give notice to nonvoting Stockholders of action to be taken by unanimous written consent of the voting Stockholders, then the Corporation shall give the nonvoting Stockholders, if any, written notice of the proposed action at least ten (10) days before the action is taken.


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                                    ARTICLE 2
                                    DIRECTORS

      2.1 General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Articles of Incorporation or these Bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these Bylaws, the Board may exercise all powers and perform all acts that are not required, by these Bylaws or the Articles of Incorporation or by statute, to be exercised and performed by the Stockholders.

      2.2 Number, Term and Qualifications. The number of directors constituting the Board of the Corporation shall be three. Each Director shall hold office until such Director's death, resignation, retirement, removal or disqualification, or until election and qualification of such Director's successor. The Stockholders or the Board from time to time may change the number of directors by amending these Bylaws, but the Board may not increase or decrease the number of Directors by more than thirty percent (30%) during any twelve-month period. Directors need not be residents of the State of North Carolina or Stockholders of the Corporation.

      2.3 Election. Except as provided in Section 2.5, the Directors shall be elected at the annual meeting of the Stockholders; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

      2.4 Removal. Any Director may be removed from office at any time with or without cause by the affirmative vote of holders of a majority of the issued and outstanding Shares. If a Director is elected by a voting group of Stockholders, only the Stockholders of that voting group may participate in the vote to remove such Director. A Director may not be removed by the Stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the Director. If any Directors are so removed, new Directors may be elected at the same meeting.

      2.5 Vacancies. Unless otherwise provided in the Articles of Incorporation, vacancies occurring in the Board for any reason, including the removal of Directors without cause, may be filled by the affirmative vote of a majority of the remaining Directors or the sole remaining Director, as the case may be, or may be elected by the affirmative vote of a plurality of the holders of the Shares entitled to vote in the election at a special meeting of Stockholders called for that purpose. A Director elected to fill a vacancy shall be elected to hold office until a successor is elected and qualified, or until the Director's death, resignation or removal.

      2.6 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.


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      2.7 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this
Section 2.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

      2.8 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of North Carolina. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

      2.9 Annual Meetings. On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board shall hold its annual meeting, without notice of such meeting, for the purpose of the election of officers and the transaction of other business.

      2.10 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

      2.11 Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman, the Chief Executive Officer, the President or the Secretary or any two (2) or more Directors then serving on at least two (2) day's notice to each Director given by one of the means specified in Section
2.14 hereof. Special meetings shall be called by the Chairman, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any two (2) or more of the Directors then serving. Notice of a special meeting need not specify the purpose for which the meeting is called.

      2.12 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.12 shall constitute presence in person at such meeting.

      2.13 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one (1) day's notice of any adjourned meeting of the Board shall be given to each Director, whether or not present at the time of the adjournment, by one


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of the means specified in Section 2.14 hereof. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

      2.14 Notice Procedure. Whenever, under the provisions of any statute, the Articles of Incorporation or these Bylaws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

      2.15 Waiver of Notice. Whenever the giving of any notice is required by statute, the Articles of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. The attendance by a Director at, or the participation of a Director in, a meeting shall constitute a waiver of any required notice of such meeting, unless the Director, at the beginning of the meeting (or promptly upon the Director's arrival thereat), objects to holding the meeting or to transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Articles of Incorporation or these Bylaws.

      2.16 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

      2.17 Quorum of Directors. Unless the Corporation's Articles of Incorporation provide otherwise, the presence, in person or by telephone, of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

      2.18 Action by Majority Vote. Except as otherwise expressly required by statute, the Articles of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

      2.19 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board or at a meeting of any committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) such Director objects at the beginning of the meeting (or promptly upon the Director's arrival thereat) to holding the meeting or to transacting any business at the meeting, or (b) such Director's contrary vote is recorded or such Director's dissent or abstention from the action taken otherwise is entered in the minutes of the


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meeting, or (c) such Director files written notice of dissent or abstention to such action with the person presiding at the meeting before the adjournment thereof or forwards such notice by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a Director who voted in favor of the action taken.

      2.20 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 3
                             COMMITTEES OF THE BOARD

      3.1 Appointment. The Board may, by resolution passed by a vote of a majority of the Entire Board, designate one or more committees, each committee to consist of two (2) or more of the Directors of the Corporation. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility or liability imposed upon the Board, or any member thereof, by law.

      3.2 Voting Procedure. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

      3.3 Actions. Any such committee, to the extent authorized by law and provided in the resolution of the Board passed as provided in Section 3.1 hereof, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to amending the Articles of Incorporation or the Bylaws of the Corporation, adopting an agreement of merger or consolidation under the Business Corporation Act, recommending to the Stockholders (a) the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or (b) a dissolution of the Corporation or a revocation of a dissolution; and, unless the resolution designating it expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock, or to adopt a plan of merger pursuant to the Business Corporation Act.

      3.4 Quorum. Unless otherwise specified in the resolution of the Board designating a committee or in these Bylaws, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.


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      3.5 Procedures. Each committee shall keep regular minutes of its meetings.
Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 2 of these Bylaws.

                                    ARTICLE 4
                                    OFFICERS

      4.1 Positions. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any two (2) or more offices may be held by the same person.

      4.2 Election. The officers of the Corporation shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.

      4.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer also is a Director. The election of an officer does not of itself create any contract rights.

      4.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any Office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

      4.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

      4.6 Chairman. The Chairman of the Corporation, if one shall have been appointed, shall preside at all meetings of the Stockholders and at all meetings of the Board. The Chairman shall have general supervision over the business of the Corporation, subject to the control of the Board and of any duly authorized committee of Directors, and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. The Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chairman shall perform all duties incident to the office of the Chairman.

      4.7 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and any duly authorized committee of Directors. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

      4.8 President. At the request of the Chairman or at the request of the Board, the President shall perform all duties of the President and, in so performing, shall have the power of, and be subject to all restrictions upon, the President. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and, in general, the President shall perform all duties as from time to time may be assigned to the President by the Board or the Chief Executive Officer.

      4.9 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board, the Chief Executive Officer or the President.

      4.10 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman, the Chief Executive Officer, the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or the Chief Executive Officer.

      4.11 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the Office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.

      4.12 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the Chief Executive Officer.

                                    ARTICLE 5
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      5.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

      5.2 Loans. The Board may prospectively or retroactively authorize the Chief Executive Officer or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

      5.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

      5.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 6
                               STOCK AND DIVIDENDS

      6.1 Certificates Representing Shares. The Shares of the Corporation shall be represented by certificates in such form as shall be approved by the Board. Such certificates shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer at the date of issue. All certificates for Shares shall be numbered consecutively or otherwise identified; and the name and address of the persons to whom they are issued, with the number of Shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

      6.2 Transfer of Shares. Transfers of Shares of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary, and on surrender of the certificate or certificates representing such Shares properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation. A person in whose name Shares shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of Shares shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

      6.3 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any Shares of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such Shares, and the Board may authorize the issuance of a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated upon receipt of an affidavit to such fact from the person claiming the loss, destruction, theft or mutilation. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to give the Corporation a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation against any claim that may be made against the Corporation on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim; provided, however, that the Board, by resolution reciting the circumstances justifying such action, may authorize the issuance of the new certificate without requiring such a bond.

      6.4 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates representing Shares.

      6.5 Restriction on Transfer of Stock. A written restriction on the transfer of Shares of the Corporation, if noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted Shares or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such Shares, a restriction shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer of Shares of the Corporation may be imposed either by the Articles of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to Shares issued prior to the adoption of the restriction unless the holders of such Shares are parties to an agreement or voted in favor of the restriction.

      6.6 Reacquired Shares. Shares of the Corporation that have been issued and thereafter reacquired by the Corporation shall constitute authorized but unissued Shares.

      6.7 Distributions. The Board from time to time may authorize, and the Corporation may pay, distributions and share dividends on the Corporation's outstanding Shares in the manner and upon the terms and conditions provided by law and by the Corporation's Articles of Incorporation.

                                    ARTICLE 7
                          INDEMNIFICATION OF PRE-MERGER
                         DIRECTORS, OFFICERS AND AGENTS

      7.1 Scope and Term of Indemnification. The indemnification provisions contained in this Article 7 shall apply only to persons otherwise entitled to indemnification hereunder who served in an indemnifiable capacity at any time prior to the effective time of the merger of The Lundy Packing Company with PSF Acquisition Corp. The provisions of this Article 7 automatically shall terminate and be of no further force or effect on the sixth (6th) anniversary of the effective time of the merger of The Lundy Packing Company with PSF Acquisition Corp.

      7.2 Limitations. The Corporation shall not be obligated to provide any indemnification hereunder to Annabelle L. Fetterman, Lewis M. Fetterman, Jr., or Mabel F. Held (collectively, "Inside Directors") with respect to any claim brought by an independent third party against any one or more of the Inside Directors which would have constituted a breach of the representations and warranties contained in that certain Acquisition Agreement dated as of July 12, 2000, by and among The Lundy Packing Company, PSF Acquisition Corp. and Premium Standard Farms, Inc. ("Agreement"). In determining whether any such claim would have constituted a breach of the representations and warranties contained in the Agreement, the Corporation and the Inside Directors shall follow the standards and procedures set forth in Section 8.1 of the Agreement.

      7.3 Right to Indemnification. With respect to persons entitled to indemnification pursuant to this Article 7, each such person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer, employee, agent, trustee or administrator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Act against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Business Corporation Act so requires, the payment of expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise.

      7.4 Right of Claimant to Bring Suit. If a claim under Section 7.3 hereof is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent counsel, or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      7.5 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the Articles of Incorporation, these bylaws, any agreement, the vote of stockholders or disinterested directors or otherwise.

      7.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or trustee or administrator under an employee benefit plan against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the Business Corporation Act.

      7.7 Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article 7 that shall not have been invalidated and to the full extent permitted by applicable law.

                                   ARTICLE 7A
                                 INDEMNIFICATION

      7A.1 Scope of Indemnification. The indemnification provisions contained in this Article 7A shall apply only to persons otherwise entitled to indemnification hereunder who serve (or served) in an indemnifiable capacity at any time on or after the effective time of the merger of The Lundy Packing Company with PSF Acquisition Corp.

      7A.2 Indemnity Undertaking. With respect to persons entitled to indemnification pursuant to this Article 7A, to the extent not prohibited by law, the Corporation shall indemnify any such person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or any constituent corporation or a limited liability company absorbed in a consolidation or merger by the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 7A.

      7A.3 Reimbursement. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Business Corporation Act, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

      7A.4 Other Indemnification Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7A shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Articles of Incorporation, these Bylaws, any agreement, any vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      7A.5 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7A shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

      7A.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7A, the Articles of Incorporation or under the Business Corporation Act or any other provision of law.

      7A.7 Coverage. The provisions of this Article 7A shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article 7A is in effect, any former director, officer or member of a corporation or a limited liability company which was absorbed by the corporation in a consolidation or merger and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be, and shall be legally bound. No repeal or modification of this Article 7A shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      7A.8 Enforcement. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7A shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

      7A.9 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

      7A.10 Governing Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this
Article 7A may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made by a notice in writing to the Corporation at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                    ARTICLE 8
                                BOOKS AND RECORDS

      8.1 Books and Records. There shall be kept at the Office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at the Office of the Corporation a record containing the names and addresses of all Stockholders, the number and class of Shares held by each and the dates when they respectively became the owners of record thereof.

      8.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of magnetic tape, punch cards, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      8.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

                                    ARTICLE 9
                                      SEAL

      The corporate seal of the Corporation shall be in such form as may be approved and adopted by the Board of Directors.

                                   ARTICLE 10
                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

                                   ARTICLE 11
                              PROXIES AND CONSENTS


      Unless otherwise directed by the Board, the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                   ARTICLE 12
                                EMERGENCY BY-LAWS

      Unless the Articles of Incorporation provides otherwise, the following provisions of this Article 12 shall be effective during an emergency, which is defined as when a quorum of the Corporation's Directors cannot be readily assembled because of some catastrophic event. During such emergency:

      12.1 Notice to Board Members. Any one member of the Board or any one of the following officers: Chairman, Chief Executive Officer, President, any Vice President, Secretary, or Treasurer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six (6) hours prior to commencement of the meeting.

     12.2 Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

      12.3  Actions Permitted To Be Taken.  The Board as constituted in
Section 12.2, and after notice as set forth in Section 12.1 may:

            12.3.1 prescribe emergency powers to any officer of the Corporation;

            12.3.2 delegate to any officer or Director, any of the powers of the Board;

            12.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

            12.3.4 relocate the principal place of business, or designate successive or simultaneous principal places of business; and

            12.3.5 take any other convenient, helpful or necessary action to carry on the business of the Corporation.

                                   ARTICLE 13
                                   AMENDMENTS

      Except to the extent otherwise provided in the Corporation's Articles of Incorporation or by law, these Bylaws may be amended or repealed and new bylaws may be adopted by the Board. No bylaw adopted, amended or repealed by the Stockholders shall be readopted, amended or repealed by the Board unless the Corporation's Articles of Incorporation or a bylaw adopted by the Stockholders authorizes the Board to adopt, amend or repeal that particular bylaw or the Bylaws generally.

      The Stockholders may amend or repeal these Bylaws even though these Bylaws also may be amended or repealed by the Board.

                                   ARTICLE 14
                                     OFFICES

      14.1 Executive Office. The Office of the Corporation shall be located in Clinton, North Carolina.

      14.2 Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.


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      14.3 Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board from time to time may determine, or as the affairs of the Corporation from time to time may require.

                                   ARTICLE 15
                                   DEFINITIONS

      As used in these Bylaws, unless the context otherwise requires, the term:

      15.1  "Assistant Secretary" means an Assistant Secretary of the
Corporation.

      15.2  "Assistant Treasurer" means an Assistant Treasurer of the
Corporation.

      15.3  "Board" means the Board of Directors of the Corporation.

      15.4 "Business Corporation Act" means the North Carolina Business Corporation Act, as amended from time to time.

      15.5 "Business Day" means any day other than a Saturday, Sunday, or a day when banks in New York City are authorized or required by law to be closed.

      15.6 "Bylaws" means the bylaws of the Corporation, as amended from time to time.

      15.7 "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended, supplemented or restated from time to time.

      15.8  "Chairman" means the Chairman of the Board of the Corporation.

      15.9 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

      15.10 "Corporation" means PSF Acquisition Corp. prior to the effective time of the merger of The Lundy Packing Company with PSF Acquisition Corp. and means The Lundy Packing Company on and after the effective time of such merger.

      15.11 "Directors" means directors of the Corporation.

      15.12 "Entire Board" means all Directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

      15.13 "Office of the Corporation" means the executive office of the Corporation.

      15.14 "Other Entity" shall have the meaning ascribed thereto in Section 7A.2.

      15.15 "President" means the President of the Corporation.


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      15.16 "Proceeding" shall have the meaning ascribed thereto in Section
7A.2.

      15.17 "Secretary" means the Secretary of the Corporation.

      15.18 "Shares" means all classes of stock designated in the Articles of Incorporation as the common stock.

      15.19 "Stockholders" means all stockholders of the Corporation.

      15.20 "Treasurer" means the Treasurer of the Corporation.

      15.21 "Vice President" means a Vice President of the Corporation.



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